UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2013 (November 4, 2013)

STW RESOURCES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52654	20-3678799
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

619 West Texas Avenue, Suite 126, Midland, Texas	79701
Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 686-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 4 – Matters Related to Accountants and Financial Statements
Item 4.01  Changes in Registrant's Certifying Accountant

On November 4, 2013, we filed the original Current Report on Form 8-K to disclose that we retained Marcum LLP as the Company's new independent registered public accounting firm.  We are filing this Amendment No. 1 to revise our disclosure to clarify that during the fiscal years ended December 31, 2012 and 2011, nor during any subsequent interim period through the date we engaged Marcum, have we consulted with Marcum regarding any of the following:

1.	The application of accounting principles to a specific transaction, either completed or proposed;
2.
The type of audit opinion that might be rendered on our consolidated financial statements, and none of the following was provided to us: (a) a written report or (b) oral advice that Marcum concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue; or

3.
Any matter that was the subject of a disagreement between us and our former auditor, KMJ Corbin & Company, LLP or a reportable event, as such terms are defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2013	STW Resources Holding Corp.

	By:	/s/ Stanley Weiner
Stanley Weiner, CEO